Eagle Ford Oil and Gas Corp 8-K

Exhibit 10.2

JOINT DEVELOPMENT AGREEMENT

This JOINT DEVELOPMENT AGREEMENT (this “Agreement”) is made and entered into this 4th day of June, 2012 (the “Closing Date”), by and between AMAC ENERGY, LLC, a Texas limited liability company, whose address is 1776 Woodstead Ct., Suite 121, The Woodlands, Texas 77380 (“AMAC”) and EFOGC – EAST PEARSALL, L.L.C., a Texas limited liability company (“Eagle Ford”), whose address is 2951 Marina Bay Drive, Suite 130-369, League City, Texas 77573.  Each of AMAC and Eagle Ford is a “Party” and collectively are the “Parties.”

WHEREAS, AMAC owns the oil, gas and/or mineral leases described on Exhibit “A” attached hereto (the “Leases”) covering certain lands located in Frio County, Texas, and Eagle Ford desires to acquire an undivided 85% of an 8/8ths interest in and to each of the Leases;

WHEREAS, AMAC and Eagle Ford desire to create a partnership for federal income tax purposes to reflect their mutual intent with respect to the contribution, ownership and development of the Leases as reflected in more detail in the tax partnership agreement (“TPA”) attached hereto as Exhibit “D”; and

WHEREAS, AMAC and Eagle Ford desire to jointly develop the Leases pursuant to the terms and conditions of this Agreement as well as the TPA and JOA (as defined below).

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Conveyances

(i) .  On the Closing Date and in consideration of (i) an amount equal to Six Million Two Hundred Sixty-Two Thousand Three Hundred Seventy-Five and NO/100 U.S. Dollars ($6,262,375.00 USD) to be contributed by Eagle Ford to the TPA and then applied as set forth in the TPA, (ii) Eagle Ford’s assumption of eighty-five percent (85%) of all duties, liabilities and obligations under the Leases, and (iii) Eagle Ford’s promise to fund all of the Carried Costs (as defined below) pursuant to Section 2.b below, Eagle Ford shall acquire from AMAC and AMAC shall convey to Eagle Ford, an undivided 85% of an 8/8ths interest in and to each of the Leases by the execution and delivery of a Partial Assignment of Oil, Gas and Mineral Leases in the form attached as Exhibit “B” (the “Assignment”).  AMAC shall give a special warranty of title in such Assignment, subject to Permitted Encumbrances (as hereinafter defined).  As used herein, the term “Permitted Encumbrances” means any or all of the following:

(1)  Royalties, nonparticipating royalty interests, net profits interests and any overriding royalties, reversionary interests and other burdens to the extent that they do not reduce the “Net Revenue Interest” or increase the “Working Interest” set forth on Exhibit “A”;

(2) Third party consents, preferential rights to purchase the Leases and similar restrictions that have been waived or are not applicable to the transactions contemplated hereby;

(3) Liens for current taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(4) Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions;

(5) All rights to consent, required notices to, filings with, or other actions by governmental bodies in connection with the sale or conveyance of the Leases if they are not required prior to the sale or conveyance or are of a type customarily obtained after the occurrence of the Closing Date;

(6) Rights of reassignment arising upon final intention to abandon or release all or any part of the Leases;

(7) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not materially interfere with the use or ownership of the Leases subject thereto or affected thereby;

(8) Calls on production under existing contracts;

(9) All rights reserved to or vested in any governmental body to control or regulate any of the Leases in any manner and all obligations and duties under all applicable laws, rules and orders of any such governmental body or under any franchise, grant, license or permit issued by any such governmental body;

(10) Any encumbrance on or affecting the Leases which is expressly assumed, bonded or paid by Eagle Ford at or prior to the occurrence of the Closing Date or which is discharged by AMAC at or prior to the occurrence of the Closing Date;

(11) Any matters waived, or deemed waived, by Eagle Ford at or prior to the occurrence of the Closing Date;

(12) Any liens, charges, encumbrances, defects or irregularities on or affecting the Leases which do not arise by, through or under Assignor,

(13) Any matters which do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of the Leases subject thereto or affected thereby; and

(14) Those certain 2% of 8/8ths carried working interests in and to the Leases assigned by AMAC to Crevalle Energy, LLC prior to the Closing Date pursuant to those certain Partial Assignments of Oil, Gas and Mineral Leases recorded in Volume 0112, Page 336, Volume 0106, Page 781, Volume 0106, Page 785 of the Official Public Records of Frio County, Texas.  Such carried working interests shall not burden the interest of Eagle Ford in the Leases; provided, however, the Carried Costs (as hereinafter defined) to be funded by Eagle Ford under this Agreement shall be applied towards AMAC’s satisfaction of such carried working interests.

2. Joint Development

.  The Parties agree to jointly develop the Leases, as follows:

a.
Operating Agreement.  Except as provided for in this Agreement, the rights and obligations of AMAC and Eagle Ford with respect to the ownership and development of the Leases shall be governed by the Operating Agreement attached hereto as Exhibit “C” (the “JOA”).  Eagle Ford shall be designated the “Operator” of the Leases under the JOA and shall conduct, or cause to be conducted, all operations on the Leases.  On the Closing Date, each Party shall execute the JOA and said JOA shall become effective as to all operations and other activities conducted on the “contract area” described therein.

b.
Carried Interest.   Notwithstanding anything to the contrary set forth in the JOA, Eagle Ford shall pay, on behalf of AMAC and AMAC’s assignees, all Drilling and Completion Costs (as defined below) attributable to AMAC and AMAC’s assignees’ 15% working interest (the “Carried Costs”) of any well or wells to which AMAC consents under the JOA drilled on the Leases, or lands pooled therewith, through the point at which Eagle Ford has paid in the aggregate Carried Costs equal to Three Million Five Hundred Thousand and NO/100 U.S. Dollars ($3,500,000.00 USD) (the “Carry Payout”). For the avoidance of doubt, in the event that AMAC does not consent to an operation under the JOA, the applicable non-consent penalties set forth in the JOA shall apply to AMAC’s and AMAC’s assignees’ 15% working interest.  For purposes hereof, “Drilling and Completion Costs” shall mean means all of AMAC’s and its affiliates’ share of development costs with respect to the Leases, attributable to (a) examining title and preparing locations for wells, (b)  the drilling, testing, completing, deepening, recompleting, sidetracking, reworking and plugging back of wells, (c) the plugging and abandoning of dry holes or wells no longer capable of producing in paying quantities, (d) the equipping of wells for production (including costs of mobilizing and demobilizing drilling and workover rigs to and from the well-site) and construction of infrastructure and facilities in order to transport the hydrocarbons produced from any wells located on the Leases to the lease tank or gathering system, (e) permitting, (f)  reclamation and related costs and (g) drilling overhead chargeable under the JOA, but shall exclude (i) the costs of construction and operation of gathering and transportation systems, central delivery facilities or pipelines, (ii) any remedial operations (including sidetracking, deepening, reworking or plugging back operations) that are taken with respect to a well after the well has been drilled and initially completed, (iii) lease operating expenses, or (iv) costs of acquiring fill-in leases or interests in the “contract area” under the JOA.  After the Carry Payout has occurred, each of the Parties shall bear all of its respective working interest costs in accordance with the terms of the JOA.

c.
Relinquishment of Interest. Notwithstanding anything to the contrary set forth in the JOA, unless a well has been drilled to test the Austin Chalk formation or a deeper formation on each Lease on or before the date that is six (6) months prior to the expiration of the primary term of each such Lease, then all of the right, title and interest in and to each such Lease acquired by Eagle Ford from AMAC hereunder shall automatically revert to AMAC and Eagle Ford shall, without further consideration, immediately reassign to AMAC such right, title and interest by the execution and delivery of an assignment substantially in the form of the Partial Assignment of Oil, Gas and Mineral Leases attached hereto as Exhibit “B”.

d.
Title and Due Diligence Matters.  Eagle Ford represents that it is a sophisticated party in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities.  In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, Eagle Ford (a) has relied or shall rely solely on its own independent investigation and evaluation of the Leases and the advice of its own legal, tax, economic, insurance, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by AMAC or any employees, agents, representatives, consultants or advisors engaged by AMAC and (b) has satisfied itself through its own due diligence as to the environmental and physical condition and state of repair of and contractual arrangements and other matters affecting the Leases.  Notwithstanding the special warranty of title of AMAC contained in the Assignment, the joint loss provision set forth in the JOA shall apply to any title defects identified by the Parties after the Closing Date, except for burdens, liens and encumbrances arising by, through or under AMAC, but not otherwise, prior to the Closing Date, but subject to Permitted Encumbrances.

e.
Disclaimer.  EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT, (I) AMAC MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) AMAC EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO EAGLE FORD OR ANY OF EAGLE FORD’S AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT EAGLE FORD SHALL BE DEEMED TO BE OBTAINING THE LEASES IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT EAGLE FORD HAS MADE OR CAUSED TO BE MADE ALL SUCH INSPECTIONS AS EAGLE FORD DEEMS APPROPRIATE.

3. Representations and Warranties of AMAC

.  As of the Closing Date, AMAC represents and warrants to Eagle Ford that:

a.	Organization and Existence. AMAC is a Texas limited liability company duly organized, legally existing and in good standing under the laws of the State of Texas.

b.
Authority.  AMAC has all necessary and appropriate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by AMAC in connection with the transactions contemplated hereby to which it is a Party and to consummate the transactions contemplated hereby and thereby.

c.
Valid and Binding Agreement.  This Agreement has been duly executed and delivered by AMAC and constitutes, and each other agreement, instrument, or document executed or to be executed by AMAC in connection with the transactions contemplated hereby to which it is a Party has been, or when executed will be, duly executed and delivered by AMAC and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of AMAC, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

d.
Non-Contravention. The execution, delivery, and performance by AMAC of this Agreement and each other agreement, instrument, or document executed or to be executed by AMAC in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of any governing instruments of AMAC, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which AMAC is a party or by which AMAC or any of its properties may be bound, or (c) result in the creation or imposition of any lien or other encumbrance upon the properties of AMAC.

e.
Approvals.  No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by AMAC in connection with the execution, delivery, or performance by AMAC of this Agreement and each other agreement, instrument, or document executed or to be executed by AMAC in connection with the transactions contemplated hereby to which it is a party or the consummation by AMAC of the transactions contemplated hereby and thereby.

f.
Pending Litigation. There are no pending suits, actions, or other proceedings in which AMAC is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

g.
Brokers.  No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of AMAC or any affiliate of AMAC for which Eagle Ford has or will have any liabilities or obligations (contingent or otherwise).

h.
Taxes.  All returns, statements and reports with respect to taxes applicable to the ownership of the Leases have been timely filed with the appropriate governmental authorities and all such taxes shown thereon as due have been paid, except for current period taxes or any assessment, fine or penalty that is currently being contested.

i.
Status of the Leases.  To AMAC’s knowledge, AMAC has made or caused to be made all payments, including royalties, delay rentals and shut in royalties due with respect of the Leases.  AMAC has not received notice that the Leases are not in full force and effect.

j.
Contracts.  To AMAC’s knowledge there are no contracts (e.g. operating agreements, pooling agreements, area of mutual interest agreements, gas sales agreements, etc.) burdening any of the Leases except this Agreement, the JOA and the TPA.

k.
Consents; Preferential Rights.  To AMAC’s knowledge, there are no consents to assignment or preferential rights to purchase affecting the contemplated transfer of the Leases that have not been validly waived in accordance with the terms thereof.

l.
Operations and Expenditures.  AMAC has not conducted, or received any authorities for expenditure (“AFEs”) from other area working interest owners to conduct actual drilling operations on any of the Leases or lands to be pooled therewith and, to AMAC’s knowledge, the Leases are not within the boundaries of any federal, state or contractual pooled unit, and there are no outstanding calls or payments under authorities for expenditures which are due or which AMAC has committed to make and which have not been made.

m.	Tax Partnerships. None of the Leases are currently subject to a tax partnership except the TPA.

n.
Wells.  With respect to any Lease that was not executed by or on behalf of AMAC, to AMAC’s knowledge, there are no wells, pits or other facilities located on such Lease that have not been plugged and abandoned or decommissioned, as applicable, in accordance with legal requirements and for which AMAC or its representatives is contractually or legally responsible for performing such plugging, abandonment or decommissioning.

o.	Liens. The Leases are free and clear of all liens, mortgages and other similar burdens, other than Permitted Encumbrances.

AMAC’s representations and warranties in this Agreement will survive the Closing Date for a period of twelve (12) months.

4. Representations and Warranties of Eagle Ford.  As of the Closing Date, Eagle Ford represents and warrants to AMAC that:

a.	Organization and Existence. Eagle Ford is a Texas limited liability company duly organized, legally existing and in good standing under the laws of the State of Texas.

b.
Authority.  Eagle Ford has all necessary and appropriate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Eagle Ford in connection with the transactions contemplated hereby to which it is a Party and to consummate the transactions contemplated hereby and thereby

c.
Valid and Binding Agreement.  This Agreement has been duly executed and delivered by Eagle Ford and constitutes, and each other agreement, instrument, or document executed or to be executed by Eagle Ford in connection with the transactions contemplated hereby to which it is a Party has been, or when executed will be, duly executed and delivered by Eagle Ford and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Eagle Ford, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

d.
Non-Contravention. The execution, delivery, and performance by Eagle Ford of this Agreement and each other agreement, instrument, or document executed or to be executed by Eagle Ford in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of any governing instruments of Eagle Ford, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Eagle Ford is a party or by which Eagle Ford or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Eagle Ford, or (d) violate any applicable law, rule or regulation binding upon Eagle Ford.

e.
Approvals.  No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Eagle Ford in connection with the execution, delivery, or performance by Eagle Ford of this Agreement and each other agreement, instrument, or document executed or to be executed by Eagle Ford in connection with the transactions contemplated hereby to which it is a party or the consummation by Eagle Ford of the transactions contemplated hereby and thereby

f.
Pending Litigation. There are no pending suits, actions, or other proceedings in which Eagle Ford is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

g.
Brokers. No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of  Eagle Ford or any affiliate of Eagle Ford for which AMAC will have any liabilities or obligations (contingent or otherwise) as a result of this transaction.

Eagle Ford’s representations and warranties in this Agreement will survive the Closing Date for a period of twelve (12) months.

5. Indemnity.

a.
AMAC Indemnity.  AMAC agrees to indemnify, defend and hold Eagle Ford harmless from and against all liabilities, costs, losses, claims, demands and causes of action (including attorney’s fees and costs of court) arising out of or attributable to any breach by AMAC of its representations, warranties and covenants under this Agreement.

b.
Eagle Ford Indemnity.  Eagle Ford agrees to indemnify, defend and hold AMAC harmless from and against all liabilities, costs, losses, claims, demands and causes of action (including attorney’s fees and costs of court) arising out of or attributable to any breach by Eagle Ford of its representations, warranties and covenants under this Agreement.

6. Notices.  All notices and other communications given hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, return receipt requested; provided, however, that the Parties recognize that time is of the essence in many situations involving the operations of any well, and that in such instances communication through facsimile transmission, email or telephone shall be proper notice, provided there is an acknowledgement or other confirmation that such notice was received. All notices shall be given to the Parties at the addresses set forth above or at such other addresses as may be designated in writing by the Parties from time to time.

7. Force Majeure

.  If any Party is rendered unable, wholly or in part by Force Majeure (defined below), to carry out its obligations under this Agreement, other than any obligation to indemnify or to make any payments, such Party shall give to the other Party, prompt written notice of the Force Majeure, with reasonably full particulars, and thereupon the obligations of the Party giving the notice, so far as it is affected by the act of Force Majeure, shall be suspended during, but not longer than the continuance of the Force Majeure event, plus such reasonable further period of time, if any, required to resume the suspended operation.  The affected Party shall use all reasonable diligence to remove the Force Majeure situation as quickly as practicable; provided, that it shall not be required to settle strikes, lockouts or other labor difficulty contrary to its wishes, and the manner in which such difficulties are to be handled shall be entirely within the discretion of the Party concerned.  “Force Majeure” means an act of God, strike, lock-out or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other adverse weather condition, explosion, governmental action, governmental inaction, any other similar cause, which is not reasonably within the control of the Party claiming Force Majeure.  “Force Majeure” shall also include the unavailability of drilling rigs or other equipment, including but not limited to labor, equipment and material related, or incident to, fracturing or other completion operations.

8. Miscellaneous.

a.
Assignments.  Neither Party may assign, or transfer this Agreement, or any part thereof, without the advance written consent of the other Party. Any permitted assignee, transferee, or delegatee shall be bound by all of the terms and covenants of this Agreement. Nothing in this Agreement shall entitle any person other than the Parties or their respective permitted successors and assigns to any claim, cause of action, remedy or right of any kind.

b.
Term and Conflicts.  This Agreement shall have the same term as the term of the JOA.  In the event of a conflict between the provisions of this Agreement and the JOA, this Agreement shall control and prevail.

c.
Construction.  The Parties acknowledge that this Agreement is the result of negotiation between them and that they have each been represented by counsel of their own choosing in such negotiations.  The provisions of this Agreement shall be construed and enforced in accordance with their fair meaning and shall not be strictly construed for or against any Party, except time is of the essence under this Agreement.  Except as otherwise provided herein, no consents or approvals required or requested hereunder shall be unreasonably withheld, conditioned or delayed.

d.
Punitive Damages. In no event shall any Party be liable to another Party for any exemplary, punitive, special or consequential damages, or for lost profits, in any dispute relating, directly or indirectly, to this Agreement or the transactions contemplated hereby.

e.	Waiver. No waiver on behalf of any Party of any breach of this Agreement shall limit or affect that Party’s rights with respect to any other or future breach of this Agreement.

f.
Severability.  If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

g.
Entire Agreement.  This Agreement, together with the Exhibits, represents the entire agreement between the Parties with respect to the subject matter hereof and replaces all previous agreements, oral or written, made and entered into between the Parties.

h.
Amendments.  This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by one or more instruments in writing signed by the Party (or Parties) against whom enforcement of the amendment, modification, supplement, restatement, discharge or waiver is sought.

i.	Headings. The headings of the sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

j.
Choice of Law.  This Agreement is being executed in the State of Texas and the consideration set forth above is being delivered in such state.  Accordingly, to the maximum extent permitted by law, this Agreement shall be governed by, construed, and enforced under the laws of the State of Texas, AND ANY SUIT OR ACTION BROUGHT TO ENFORCE OR CONSTRUE ANY OF THE TERMS OR PROVISIONS HEREOF SHALL BE BROUGHT EXCLUSIVELY IN A COURT OF PROPER JURISDICTION IN HARRIS COUNTY, TEXAS.

k.
Partnership Status.  The duties, obligations, and liabilities of the Parties are intended to be several and not joint or collective.  Except for the TPA to be executed by the Parties pursuant to this Agreement, this Agreement is not intended to create, and shall not be construed to create an association, trust, mining partnership or joint venture, or to impose any partnership duty, obligation, or liability with regard to any one or more of the Parties.  Each Party shall be individually responsible only for its own obligations as herein provided.

l.	Real Property Covenant. All of the provisions of this Agreement shall be deemed covenants running with the real property interests which are now or hereafter become subject to this Agreement.

m.
Public Announcements.  Either Party shall have the authority to release any public announcement or statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party to the form, content and timing of such announcement or statement; provided, however, each Party agrees to provide the other Party with a written copy of such announcement or statement at least twenty-four (24) hours prior to release.

n.
Confidentiality.  It is understood and agreed that this Agreement and its substance remain confidential by and between AMAC and Eagle Ford unless the information is required for disclosure by the regulations of the Securities and Exchange Commission and shall not be disclosed to any third parties, other than their lawyers, accountants, financial advisors, and lenders, all of whom shall agree to be bound by this confidentiality obligation. This Agreement shall supersede and replace in all respects the terms and conditions of that certain Confidentiality Letter Agreement dated December 23, 2011.

o.	Counterparts. This Agreement may be executed in any number of counterparts each of which will be deemed to be an original, but all of which shall be deemed one and the same document.

p.
Further Assurances.  The Parties shall take such further reasonable actions and shall execute, acknowledge and deliver all such further documents that are reasonably necessary or appropriate to consummate the transactions contemplated hereby.

9. Section 1031 Exchange Accommodation.

a.
Notwithstanding anything herein to the contrary, but subject to this Section 9 and the TPA, either Party (the “Exchanging Party”) may at any time assign all or any portion of its rights under this Agreement and take such other steps as required to satisfy the requirements of a like-kind exchange pursuant to section 1031 of the Internal Revenue Code (the “Code”) with respect to such Exchanging Party (an “Exchange Transaction”).  Subject to the other provisions of this Section 9 and the TPA, the other Party (in such capacity, the “Non-Exchanging Party”) shall, as and when reasonably requested by the Exchanging Party from time to time, execute and deliver, or cause to be executed and delivered, all such documents and instruments, and take, or cause to be taken, all such further actions as the Exchanging Party may determine is reasonably necessary or appropriate for purposes of causing the transactions contemplated hereunder, in whole or in part, to satisfy the requirements of the Code section 1031 with respect to the Exchanging Party.

b.
Notwithstanding the foregoing, unless the Exchanging Party provides for reimbursement or indemnity reasonably acceptable to the Non-Exchanging Party:  (i) the Non-Exchanging Party shall not be obligated to pay any additional costs or incur any additional obligations or liabilities in connection with the transactions contemplated hereunder if such costs, obligations or liabilities arise out of or result from the Exchange Transaction (ii) the Non-Exchanging Party shall not be obligated to take title to any other assets or property, or to undertake any obligations to any third party, as a result of the Exchange Transaction; and (iii) nothing herein shall be deemed the agreement of the Non-Exchanging Party to delay the payment under, this Agreement, in connection with the Exchange Transaction.  The Non-Exchanging Party shall provide no assurance to the Exchanging Party that any particular tax treatment will be given to the Exchanging Party as a result of the Exchange Transaction, and the Non-Exchanging Party shall have no obligation to the Exchanging Party or any other Person if the Exchange Transaction fails to qualify as a “like kind exchange” under the Code section 1031 or similar state or local tax provision.

c.
The Parties acknowledge and agree that a whole or partial assignment by the Exchanging Party of rights under this Agreement or any of the Leases to a qualified intermediary or exchange accommodation titleholder as required by the Code section 1031 and the administrative rules governing same (an “Intermediary”) shall not (i) release the Exchanging Party from any of its Liabilities and obligations under this Agreement or any other Transaction Document, or (ii) expand any liabilities or obligations of the Non-Exchanging Party under this Agreement or any other transaction document.  The Exchanging Party and any such Intermediary, and their successors and assigns, shall be jointly and severally liable for the obligations and liabilities of the Exchanging Party under this Agreement and the other transaction documents, and shall indemnify, defend and hold harmless the Non-Exchanging Party from and against all claims, losses and liabilities, if any, arising out of or resulting from an Exchange Transaction, including any claims, losses and liabilities arising out of or resulting from the transfer, assignment or conveyance of any Leases to an Intermediary instead of the Exchanging Party.

d.
Any assignment by the Exchanging Party of all or any portion of its rights under this Agreement to an Intermediary shall be made specifically subject to the acknowledgement by such Intermediary of its obligations and liabilities under this Section 9, and such Intermediary shall agree in writing to be bound thereby.  Any assignment made in violation of this Section 9 shall be void.

10. Tax Partnership Agreement. The Parties shall execute the TPA on the Closing Date concurrent with the closing of the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties to be effective as of the Closing Date.

AMAC:

AMAC ENERGY, LLC, a Texas limited liability company

By:
Title:
Date:

Signature Page to Joint Development Agreement

IN WITNESS WHEREOF, this Agreement has been executed by the Parties to be effective as of the Closing Date.

EAGLE FORD:

EFOGC – EAST PEARSALL, L.L.C.,
a Texas limited liability company

By:	Eagle Ford Oil & Gas Corp.,
a Nevada corporation,
its sole manager

By:
Paul Williams
Chief Executive Officer

Signature Page to Joint Development Agreement